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Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 6 to the Registration Statement (Form S-11 No. 333-164777) and related Prospectus of Clarion Partners Property Trust Inc. for the registration of $2,250,000,000 in shares of its common stock and to the incorporation by reference therein of our report dated March 7, 2013, with respect to the consolidated financial statements of LIT/CPPT Lehigh Venture LLC included in Clarion Partners Property Trust Inc's. Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Dallas, Texas
April 19, 2013

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  Exhibit 23.2
Consent of Independent Auditors